SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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United Community Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
CONTINUING DIRECTORS
BOARD MEETINGS, COMMITTEES AND COMPENSATION
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
OWNERSHIP OF UCFC SHARES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
SELECTION OF AUDITORS
AUDIT FEES
PROPOSALS OF SHAREHOLDERS, COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND OTHER MATTERS

UNITED COMMUNITY FINANCIAL CORP.
275 Federal Plaza West
Youngstown, Ohio 44503-1203
(330) 742-0500
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
     The 2006 Annual Meeting of Shareholders of United Community Financial Corp. (UCFC) will be held at Mr. Anthony’s, 7440 South Avenue, Boardman, Ohio, on April 27, 2006, at 10:00 a.m., Eastern Time (Annual Meeting), for the following purposes, all of which are more completely set forth in the accompanying proxy statement:
1.	To reelect three directors of UCFC for terms expiring in 2009;

2.	To ratify the selection of Crowe Chizek and Company LLC as the auditors of UCFC for the current fiscal year; and

3.	To transact such other business as may properly come before the Annual Meeting.
     Only shareholders of record at the close of business on March 10, 2006, will be entitled to vote at the Annual Meeting. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying proxy statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING MAY BE ASSURED. Submitting a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.
By Order of the Board of Directors

Youngstown, Ohio	Douglas M. McKay
March 29, 2006	President and Chairman of the Board

United Community Financial Corp.
275 Federal Plaza West
Youngstown, Ohio 44503-1203
(330) 742-0500
PROXY STATEMENT
PROXIES
     The enclosed proxy is being solicited by the Board of Directors of United Community Financial Corp., an Ohio corporation (UCFC), for use at the 2006 Annual Meeting of Shareholders of UCFC to be held at Mr. Anthony’s, 7440 South Avenue, Boardman, Ohio, on April 27, 2006, at 10:00 a.m., Eastern Time, and at any adjournments thereof (Annual Meeting). Only shareholders of record as of the close of business on March 10, 2006 (Voting Record Date) are entitled to vote at the Annual Meeting. As of the Voting Record Date, there were 31,092,963 votes entitled to be cast at the Annual Meeting.
     Each properly executed proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:
FOR the re-election of Richard M. Barrett, Thomas J. Cavalier and Douglas M. McKay as directors of UCFC for terms expiring in 2009.
FOR the ratification of the selection of Crowe Chizek and Company LLC (Crowe Chizek) as the auditors of UCFC for the current fiscal year.
     Proxies may be revoked by (a) delivering a written notice expressly revoking the proxy to the Secretary of UCFC at the above address prior to the Annual Meeting, (b) delivering a later dated proxy to UCFC at the above address prior to the Annual Meeting, or (c) attending the Annual Meeting and voting in person. Proxies may be solicited by the directors, officers and other employees of UCFC and The Home Savings and Loan Company of Youngstown, Ohio, a wholly-owned subsidiary of UCFC (Home Savings), in person or by telephone, telecopy, telegraph or mail, only for use at the Annual Meeting. The cost of soliciting proxies will be borne by UCFC.
     In some cases, UCFC has multiple shareholders of record at a single address. UCFC sends a single annual report and proxy statement to that address unless it receives instructions to the contrary. However, each shareholder of record will continue to receive a separate proxy card. This practice, known as “householding,” is designed to reduce printing and postage costs. If you wish to receive a separate copy of this year’s annual report or proxy statement, you may request it by writing to UCFC at the above address. If you wish to discontinue householding entirely, you may contact Registrar and Transfer Company by telephone at 1-800-368-5948, by e-mail at info@rtco.com, or by written instructions sent to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572. If you receive multiple copies of the annual report and proxy statement, you may request householding by contacting Registrar and Transfer at the telephone number or address above. If your shares are held in street name through a bank, broker or other holder of record, you may request householding by contacting that bank, broker or other holder of record.
     This proxy statement is first being mailed to the shareholders of UCFC on or about March 29, 2006.

ELECTION OF DIRECTORS
     The Board of Directors has nominated and proposes the re-election of the following directors for terms expiring in 2009:

			Director of
Name	Age	Positions held	UCFC since
Richard M. Barrett	66	Director	1998
Thomas J. Cavalier	53	Director	2000
Douglas M. McKay	58	Director, Chairman of the Board and President	1998

     Richard M. Barrett. Prior to his retirement in 1995, Mr. Barrett was the President of Barrett Cadillac, Inc., an automobile dealership located in Youngstown, Ohio. Mr. Barrett has been a director of Home Savings since 1976.
     Thomas J. Cavalier. Mr. Cavalier is the Chairman of the Board, Chief Executive Officer and President of Butler Wick Corp., a subsidiary of UCFC (Butler Wick), positions which he has held since 1985. Mr. Cavalier joined Butler Wick in 1975.
     Douglas M. McKay. Mr. McKay joined Home Savings in 1971. Mr. McKay became Chairman of the Board and President of UCFC in 1998. Since 1995, Mr. McKay has served as Chief Executive Officer and Chairman of the Board of Home Savings and, from 1996 until March 2000, also served as President of Home Savings.
     In accordance with UCFC’s Code of Regulations (Regulations), nominees for election as directors may be proposed only by the directors or by a shareholder entitled to vote for directors in a written nomination received by the Secretary of UCFC by the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. If the annual meeting for the election of directors in any year is not held on or before the thirty-first day following such anniversary, then the written notice shall be received by the Secretary within a reasonable time prior to the date of the annual meeting. Each written nomination must state the name, age, and business or residence address of the nominee, the principal occupation or employment of the nominee, the number of common shares of UCFC owned either beneficially or of record by each nominee and the length of time the UCFC shares have been so owned. No nominations were received from any shareholders of UCFC for the Annual Meeting.
     Under Ohio law and the Regulations, the three nominees receiving the greatest number of votes will be elected as directors. Each shareholder will be entitled to cast one vote for each share owned. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified in the enclosed proxy. If the enclosed proxy is signed and dated by the shareholder but no vote is specified, the shares represented by the proxy will be voted FOR the re-election of the three nominees. No shareholder may cumulate votes in the election of directors.
     If any nominee is unable to stand for election, any proxies granting authority to vote for such nominee will be voted for such substitute as the Board of Directors recommends.

     UCFC encourages all directors to attend the Annual Meeting. All of UCFC’s directors attended the 2005 Annual Meeting of Shareholders.
CONTINUING DIRECTORS
     The following directors will continue to serve after the Annual Meeting for the terms indicated:

			Director of	Term
Name	Age	Positions held	UCFC since	expiring in
Eugenia C. Atkinson	63	Director	2005	2007
David G. Lodge	66	Director	2005	2007
Clarence R. Smith, Jr.	77	Director	2005	2007
Richard J. Schiraldi	51	Director	2002	2008
Herbert F. Schuler, Sr.	65	Director	1998	2008
David C. Sweet	66	Director	2004	2008
     Eugenia C. Atkinson. Mrs. Atkinson became a director of Home Savings in 1999. She currently serves as the Executive Director of Youngstown Metropolitan Housing Authority, a position she has held since 2000.
     David G. Lodge. Mr. Lodge is the President, Chief Operating Officer and a director of Home Savings, positions he has held since 2000. Prior to joining Home Savings, Mr. Lodge was the President, Chief Operating Officer and a director of Metropolitan Bank and Trust and its holding company, Metropolitan Financial Corp. located in Highland Hills, Ohio.
     Clarence R. Smith, Jr. Mr. Smith has been a director of Home Savings since 1976. Mr. Smith also serves as Chairman of S-P Company located in Columbiana, Ohio, a position he has held since 1971. S-P Company is the holding company for Compco Industries and Diamond Steel Construction Company.
     Richard J. Schiraldi. Mr. Schiraldi has been a partner at Cohen & Company, Certified Public Accountants, Youngstown, Ohio, since 1990. Mr. Schiraldi served as Director of Tax Operations at Cohen from 1983 until 2003. Mr. Schiraldi also serves as a director of Home Savings.
     Herbert F. Schuler, Sr. Mr. Schuler is the Chairman and a director of General Extrusions, Inc., an aluminum parts manufacturer and the Chairman and a director of Genex Tool & Die, Inc. Mr. Schuler has been employed by each company since the 1960s. He also serves as a director of Home Savings.
     David C. Sweet. Dr. Sweet is the President of Youngstown State University, a position he has held since July 2000. Dr. Sweet also serves as a director of Home Savings.

BOARD MEETINGS, COMMITTEES AND COMPENSATION
     The Board of Directors of UCFC met six times for regularly scheduled meetings during 2005. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees on which he or she serves. The Board of Directors has determined that Messrs. Barrett, Schiraldi, Schuler, Smith and Sweet and Mrs. Atkinson are each considered “independent” as set forth in (a) section 10A(m)(3) of the Securities Exchange Act of 1934 (15 U.S.C. 78f(m)(3)), (b) Securities and Exchange Commission (SEC) Rule 10A-3(b) (17CFR 240.10A-3(b)), and (c) Rule 4200(a) of the National Association of Securities Dealers, Inc. (NASD).
     The Board of Directors of UCFC has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.
     The Audit Committee of UCFC is responsible for reviewing and reporting to the full Board of Directors on the independent audit of UCFC and related matters to ensure effective compliance with regulatory and internal policies and procedures. The members of the Audit Committee are Richard M. Barrett, Richard J. Schiraldi, Herbert F. Schuler, Sr. and David C. Sweet, all of whom are considered “independent” under the listing standards of Nasdaq. The Board of Directors has determined that Richard J. Schiraldi qualifies as a financial expert. The Audit Committee met seven times during 2005.
     The Compensation Committee of UCFC is primarily responsible for establishing Mr. McKay’s compensation, assisting the Home Savings Compensation Committee in reviewing the compensation of other executive officers and evaluating, reviewing and administering UCFC’s stock benefit plans. The members of the Compensation Committee are Eugenia C. Atkinson, Richard M. Barrett, Richard J. Schiraldi, Herbert F. Schuler, Sr., Clarence R. Smith, Jr. and David C. Sweet. The Compensation Committee met once during 2005.
     The Nominating and Governance Committee of UCFC is responsible for receiving and evaluating recommendations for potential Board members from directors and shareholders and recommending to the Board of Directors a slate of director nominees to be elected by shareholders. The Nominating and Governance Committee has adopted a charter, which is attached as Exhibit A, to set forth its responsibilities. In selecting nominees, the Nominating and Governance Committee considers the skills and experience desired in a director, such as community involvement, business development expertise or financial expertise. Any nominee for election to the Board of Directors should possess the highest personal values, judgment and integrity and have an understanding of the regulatory and policy environment in which UCFC operates. The Nominating and Governance Committee evaluates nominations properly submitted by shareholders on the same basis that it considers nominations submitted by directors. The members of the Nominating and Governance Committee, all of whom are independent, are Eugenia C. Atkinson, Richard M. Barrett, Richard J. Schiraldi, Herbert F. Schuler, Sr., Clarence R. Smith, Jr. and David C. Sweet. The Nominating and Governance Committee met once during 2005.
     Each director of UCFC who is also a director of Home Savings receives a $10,000 retainer from Home Savings, and each UCFC director who is not a Home Savings director receives a $10,000 retainer from UCFC. Each director also receives a fee of $400 per UCFC board meeting attended, and each non-employee director receives a fee of $400 per committee meeting attended if he/she is a committee member, or $600 per committee meeting attended if he/she is the committee chairperson.

EXECUTIVE OFFICERS
     The following information is supplied for certain executive officers of UCFC and Home Savings who do not serve on UCFC’s Board of Directors:

Name	Age	Position held
Patrick W. Bevack	59	Executive Vice President and CFO of Home Savings
Patrick A. Kelly	47	Treasurer and CFO of UCFC
     Patrick W. Bevack. Mr. Bevack was appointed Executive Vice President and Chief Financial Officer of Home Savings in June 2003. Mr. Bevack joined Home Savings in June 2000 and served as Senior Vice President of Mortgage Banking until June 2003. Prior to joining Home Savings, he was Executive Vice President and Assistant Secretary of Metropolitan Bank and Trust.
     Patrick A. Kelly. Mr. Kelly was appointed Treasurer of Home Savings in April 1992 and named Senior Vice President of Home Savings in November 1995. Mr. Kelly was appointed Treasurer of UCFC in 1998 and Chief Financial Officer of UCFC in June 2003. Mr. Kelly has been employed by Home Savings since 1983 and has been a director of Home Savings since 1996.

COMPENSATION OF EXECUTIVE OFFICERS
Executive Compensation
     The following table presents certain information regarding the compensation earned by Mr. McKay and the four highest compensated executive officers of UCFC and its subsidiaries (Named Executive Officers) who received cash and cash equivalent compensation in excess of $100,000 from UCFC or one of its subsidiaries for services rendered during 2005:
Summary Compensation Table

				Long-Term Compensation
					Securities
	Fiscal Year Ended	Annual Compensation		Restricted Stock	Underlying	All Other
Name and Principal Position	December 31,	Salary ($)(1)	Bonus ($)	Award(s)($)	Options/SARs (#)	Compensation
Douglas M. McKay	2005	$349,477	$262,255	—	—	$57,188	(2)
Chairman and	2004	339,488	205,000	—	136,752	59,846
President, UCFC	2003	329,600	247,200	—	136,752	61,931

David G. Lodge	2005	240,811	180,710	—	—	55,588	(3)
President and COO,	2004	233,928	140,357	—	80,096	55,446
Home Savings	2003	227,115	170,336	—	80,096	56,731

Thomas J. Cavalier	2005	211,000	169,825	—	—	457,834	(4)
Chairman and CEO,	2004	211,000	120,852	—	6,553	389,989
Butler Wick	2003	211,000	120,852	—	6,315	136,639

Patrick W. Bevack	2005	187,244	131,144	—	—	41,588	(5)
Executive VP and	2004	181,892	100,041	—	52,444	40,646
CFO, Home Savings	2003	176,594	97,126	—	52,444	40,905

Patrick A. Kelly	2005	173,709	112,974	—	—	56,388	(6)
Treasurer and CFO,	2004	168,743	84,372	—	57,777	55,446
UCFC	2003	163,828	90,105	—	57,777	56,731

(1)	Does not include amounts attributable to other miscellaneous benefits received by executive officers. The cost to UCFC of providing such benefits to each named executive officer was less than 10% of his cash compensation.

(2)	Consists of directors’ fees of $15,600, a matching contribution of $6,300 to Mr. McKay’s account in the Home Savings 401(k) Plan (the 401(k) Plan) and the $35,288 value at December 31, 2005 of 2,988 shares allocated to Mr. McKay’s ESOP account.

(3)	Consists of directors’ fees of $14,000, a 401(k) Plan matching contribution of $6,300 and the $35,288 value at December 31, 2005 of 2,988 shares allocated to Mr. Lodge’s ESOP account.

(4)	Consists of directors’ fees of $12,400, commissions of $102,791, profit sharing of $8,035, a 401(k) Plan matching contribution of $3,150 and a distribution from the Butler Wick Retention Plan of $331,458.

(5)	Consists of a 401(k) Plan matching contribution of $6,300 and the $35,288 value at December 31, 2005 of 2,988 shares allocated to Mr. Bevack’s ESOP account.

(6)	Consists of directors’ fees of $14,800, a 401(k) Plan matching contribution of $6,300 and the $35,288 value at December 31, 2005 of 2,988 shares allocated to Mr. Kelly’s ESOP account.
Stock Options
     The following table sets forth information regarding the number and value of unexercised options held by the Named Executive Officers:

Aggregated Option/SAR Exercises in Last Fiscal Year and 12/31/2005 Option/SAR Values
			Number of Securities	Value of Unexercised
			Underlying Unexercised	“In The Money”
	Shares		Options/SARs at	Options/SARs at
	Acquired on	Value	12/31/2005(#)	12/31/2005 (1)
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable
Douglas M. McKay	-0-	N/A	439,627/-0-	$1,138,325/0
David G. Lodge	-0-	N/A	226,775/-0-	521,104/0
Thomas J. Cavalier	-0-	N/A	30,187/-0-	101,370/0
Patrick W. Bevack	-0-	N/A	137,304/-0-	291,896/0
Patrick A. Kelly	-0-	N/A	227,293/-0-	686,445/0

(1)	The amount represents the difference between the aggregate option exercise price and the fair market value of the underlying shares on December 31, 2005 of $11.81 per share.
Employment Agreements
     Home Savings has employment agreements with each of Douglas M. McKay, David G. Lodge, Patrick W. Bevack and Patrick A. Kelly, and Butler Wick has an employment agreement with Thomas J. Cavalier (collectively, Employment Agreements). Each of the Employment Agreements has a term ending on December 31, 2008 and is terminable by Home Savings or Butler Wick, as applicable (the Employers), at any time. In the event of termination by the Employer for “cause,” as defined in the Employment Agreements, the employee has no right to receive any compensation or other benefits for any period after such termination. In the event of termination by the Employer other than for cause or in connection with a “change of control,” as defined in the Employment Agreements, the employee is entitled to a continuation of salary payments for a period of time equal to the remaining term of the Employment Agreement, a continuation of benefits substantially equal to those being provided at the date of termination of his employment until the earliest to occur of the end of the term of the Employment Agreement or the date on which the employee becomes employed full-time by another employer, and a cash bonus equal to the cash bonus, if any, paid to the employee in the twelve-month period prior to the termination of his employment.
     In the event of termination in connection with a “change in control,” the employee is entitled to payment of an amount equal to three times the employee’s annual compensation immediately preceding the termination of his employment. In addition, the employee is entitled to continued coverage under benefit plans until the earliest of the end of the term of his Employment Agreement or the date on which he is included in another employer’s benefit plans as a full-time employee. The maximum which the employee may receive, however, is limited to an amount which will not result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (Code).

“Control,” as defined in the Employment Agreements, generally refers to the acquisition by any person or entity of the ownership or power to vote 20% or more of the voting stock of the employer or UCFC, the control of the election of a majority of the directors of the employer or UCFC, or the exercise of a controlling influence over the management or policies of the employer or UCFC.
     The aggregate payments that would have been made to Messrs. McKay, Lodge, Cavalier, Bevack and Kelly pursuant to the Employment Agreements, assuming their termination at December 31, 2005, following a change of control, would have been approximately $1,044,936, $720,025, $630,890, $559,860 and $519,390, respectively.
Compensation Committee Report
     The business of UCFC consists principally of holding the stock of its subsidiaries, Home Savings and Butler Wick. The functions of the executive officers of UCFC pertain primarily to the operations of Home Savings and Butler Wick, and the executive officers receive their compensation from the appropriate subsidiary. The Compensation Committee of UCFC makes a recommendation to the Board of Directors of Home Savings, which makes the final decision. The Compensation Committee of Home Savings is responsible for reviewing the compensation of the other Named Executive Officers except Thomas Cavalier, whose compensation is established by the Compensation Committee of Butler Wick. The following report is a joint report of the UCFC and Home Savings Compensation Committees. Both of the Compensation Committees are comprised solely of non-employee, independent directors.
     Compensation Policies and Process. The executive compensation programs of UCFC and its subsidiaries are designed to attract and retain key executives by providing comparable compensation opportunities to those offered by peer group companies. The programs consist of three main components: (1) base salary; (2) cash bonuses, which are generally based on the appropriate company’s performance; and (3) stock awards and stock options to provide long-term incentives for performance and to align executive officer and stockholder interests. The Committee strives to achieve a balance of cash and stock-based compensation at levels appropriate to align the short-term and long-term interests of UCFC’s executives with those of its shareholders. The bonuses and stock-based compensation are intended to reward executive officers for corporate performance and to motivate the officers to reach specific strategic business objectives. The criteria utilized for the cash bonus program are earnings per share, credit quality, capital levels and interest rate risk.
     Determination of CEO’s Compensation. The compensation of Douglas M. McKay, the President and Chief Executive Officer of UCFC and the Chief Executive Officer of Home Savings, is reviewed annually by the Compensation Committee of UCFC. The Compensation Committee utilizes industry survey data and assesses Mr. McKay’s contribution to UCFC, the skills and experiences required for his position and his potential contributions to the future of UCFC. Mr. McKay does not participate in discussions or decisions relative to his compensation. The Compensation Committees of UCFC and Home Savings approved a base salary for Mr. McKay of $367,157 for the year 2006, an increase of 5% over his base salary for 2005, and a performance incentive award for 2005 of $262,255, which is 75% of his base salary. Comparative salary data gathered from various industry compensation surveys indicates that Mr. McKay’s compensation level as compared to that of peer companies does not exceed the “market average”.

Submitted by the Compensation Committees of UCFC and Home Savings

Eugenia Atkinson, Chair	Clarence R. Smith, Jr.
Richard M. Barrett	David C. Sweet
Richard J. Schiraldi
Herbert F. Schuler, Sr.
Compensation Committee Interlocks and Insider Participation
     During 2005, Mrs. Atkinson and Messrs. Barrett, Schiraldi, Schuler, Smith and Dr. Sweet served on the UCFC Compensation Committee. None of these members is a current or former executive officer or employee of UCFC, Home Savings or Butler Wick or had a reportable business relationship with UCFC, Home Savings or Butler Wick.

Performance Graph
     The following graph compares the cumulative total return on UCFC’s common shares since December 31, 2000, with the total return of an index of companies whose shares are traded on The Nasdaq Stock Market and an index of publicly traded thrift institutions and thrift holding companies. The graph assumes that $100 was invested in UCFC shares on December 31, 2000.

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

United Community Financial Corp.	100.00	108.22	134.80	183.44	184.68	200.66
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL Thrift Index	100.00	106.88	127.50	180.50	201.12	208.21
Certain Transactions
     Home Savings makes loans to executive officers and directors of UCFC and its subsidiaries in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable loans to other persons. All outstanding loans to executive officers and directors were made pursuant to such policy, do not involve more than the normal risk of collectibility or present other unfavorable features and are current in their payments.

OWNERSHIP OF UCFC SHARES
     The following table sets forth certain information regarding the only person known to UCFC to own beneficially more than five percent of the outstanding common shares of UCFC as of the Voting Record Date:

	Amount and nature of		Percent of
Name and address	beneficial ownership		shares outstanding
United Community Financial Corp.
Employee Stock Ownership Plan	3,966,810	(1)	12.8%
2321 Kochs Lane
Quincy, IL 62301

Dimensional Fund Advisors, Inc.	2,341,847	(2)	7.5%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

(1)	First Bankers Trust Services, Inc., as the Trustee for the United Community Financial Corp. Employee Stock Ownership Plan (the ESOP), has sole investment power over the ESOP shares. The Trustee may be deemed to have voting power over the 2,121,357 unallocated shares, although the plan provides that unallocated shares shall be voted by the Trustee in the same proportion as participants direct the voting of allocated ESOP shares.

(2)	Based on Schedule 13G, dated February 1, 2006, in which Dimensional Fund Advisors, Inc. reports sole voting power and sole dispositive power over all of the shares reported.

     The following table sets forth certain information regarding the number of common shares of UCFC beneficially owned by each director and Named Executive Officer and by the directors and executive officers of UCFC as a group as of the Voting Record Date:

	Amount and nature of
	beneficial ownership
	Sole voting or		Shared voting or	Percent of
Name and address (1)	investment power		investment power	shares outstanding
Eugenia C. Atkinson	20,552		0	*
Richard M. Barrett	52,499		18,975	*
Patrick W. Bevack	175,910	(2)	0	*
Thomas J. Cavalier	75,887	(2)	0	*
Patrick A. Kelly	443,547	(2)	22,529	1.5%
David G. Lodge	298,385	(2)	1,350	*
Douglas M. McKay	547,191	(2)	0	1.7
Richard J. Schiraldi	7,437		0	*
Herbert F. Schuler, Sr.	55,971		54,860	*
Clarence R. Smith	41,770		7,036	*
David C. Sweet	591		0	*
All directors and executive officers as a group (11 persons)	1,719,740	(2)	104,750	5.7

*	Less than one percent of the total outstanding.

(1)	Each of the persons listed in this table may be contacted at the address of UCFC.

(2)	Includes the following number of shares that may be acquired upon the exercise of options awarded under the United Community Financial Corp. Long-Term Incentive Plan: Mr. Bevack – 137,304; Mr. Cavalier – 30,187; Mr. Kelly – 227,293; Mr. Lodge – 226,775; Mr. McKay – 439,627; and directors and executive officers as a group – 1,061,186.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires UCFC’s executive officers and directors, and persons who own more than ten percent of UCFC’s common shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide UCFC with a copy of such form. Based on UCFC’s review of the copies of such forms it has received, UCFC believes that its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2005, except Mr. Lodge who filed a late Form 4 reporting the sale of shares held in his 401(k) and Mr. Sweet who filed a late Form 4 reporting the purchase of shares.

AUDIT COMMITTEE REPORT
     The Audit Committee is responsible for overseeing UCFC’s accounting functions and controls, as well as hiring an accounting firm to audit UCFC’s financial statements. The Audit Committee has adopted a charter to set forth its responsibilities (the Charter).
     As required by the Charter, the Audit Committee received and reviewed the report of Crowe Chizek regarding the results of their audit, as well as the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Standard No. 1. The Audit Committee reviewed the audited financial statements with the management of UCFC. A representative of Crowe Chizek also discussed with the Audit Committee the independence of Crowe Chizek from UCFC, as well as the matters required to be discussed by Statement of Auditing Standards 61, as may be amended from time to time. Discussions between the Audit Committee and the representative of Crowe Chizek included the following:
•	Crowe Chizek’s responsibilities in accordance with generally accepted auditing standards

•	The initial selection of, and whether there were any changes in, significant accounting policies or their application

•	Management’s judgments and accounting estimates

•	Whether there were any significant audit adjustments

•	Whether there were any disagreements with management

•	Whether there was any consultation with other accountants

•	Whether there were any major issues discussed with management prior to Crowe Chizek’s retention

•	Whether Crowe Chizek encountered any difficulties in performing the audit

•	Crowe Chizek’s judgments about the quality of UCFC’s accounting principles

•	Crowe Chizek’s responsibilities for information prepared by management that is included in documents containing audited financial statements
     Based on its review of the financial statements and its discussions with management and the representative of Crowe Chizek, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the SEC.
Richard J. Schiraldi     Richard M. Barrett     Herbert F. Schuler, Sr.     David C. Sweet Chair
SELECTION OF AUDITORS
     The Board of Directors has selected Crowe Chizek as the auditors for the current fiscal year. Management expects that a representative from Crowe Chizek will be present at the Annual Meeting.
     The affirmative vote of the holders of a majority of the shares of UCFC represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe Chizek as the auditors of UCFC for the current fiscal year. Shares that are represented in person or by proxy at the Annual Meeting but not voted (non-votes) will have the same effect as a vote against the approval of such ratification, as will abstentions. If, however, a shareholder has signed and dated a proxy but has not voted on the ratification of the selection of Crowe Chizek by checking an appropriate block on the proxy, such person’s shares will be voted FOR the ratification of the selection of Crowe Chizek and will not be considered non-votes.
AUDIT FEES
     The aggregate fees billed by Crowe Chizek to UCFC for the years ended December 31, 2005 and 2004 are as follows:

	2005		2004
Audit Fees	$357,640		$359,350
Audit-Related Fees	31,550	(1)	26,705	(1)
Tax Fees	50,500	(2)	71,750	(2)
All Other Fees	3,250	(3)	49,278	(3)

(1)	Includes fees for services related to attestation on internal controls, the audit of the 401(k) and ESOP and an evaluation of management’s assertions relative to U.S. Department of Education reporting requirements for the student loan portfolio.

(2)	Includes fees for services related to the preparation of various federal, state and local income tax returns and various consulting services.

(3)	Includes fees for software and education relating to management’s review and reporting on internal controls for compliance with Section 404 of the Sarbanes-Oxley Act.

PROPOSALS OF SHAREHOLDERS, COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND OTHER MATTERS
     Any proposals of qualified shareholders intended to be included in the proxy statement for the 2007 Annual Meeting of Shareholders of UCFC should be sent to UCFC by certified mail and must be received by UCFC not later than November 30, 2006. In addition, if a shareholder intends to present a proposal at the 2007 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 13, 2007, then the proxies designated by the Board of Directors of UCFC for the 2007 Annual Meeting of Shareholders of UCFC may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.
     Shareholders may send written communications to the Board of Directors or any of the directors c/o Secretary, United Community Financial Corp., 275 Federal Plaza West, Youngstown, Ohio 44503-1203. All communications will be compiled by the Secretary of UCFC and submitted to the Board of Directors or the individual directors.
     Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote the Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.
     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

By Order of the Board of Directors

Youngstown, Ohio	Douglas M. McKay
March 29, 2006	President and Chairman of the Board

EXHIBIT A
UNITED COMMUNITY FINANCIAL CORP.
CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE
Adopted February 15, 2006
PURPOSE
     The purpose of the Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of United Community Financial Corp. (the “Company”) shall be to identify and screen individuals to become members of the Board; receive and evaluate recommendations for potential Board members from shareholders; recommend to the Board the slate of director nominees to be elected by shareholders; recommend directors to be elected by the Board to fill any vacancies; evaluate the Board’s performance; develop and recommend to the Board corporate governance guidelines; provide oversight with respect to corporate governance and ethical conduct and handle other matters as the Board deems appropriate.
MEMBERS
     The Committee shall consist of at least three members, all of whom must qualify as independent directors (“Independent Directors”). A Committee member shall not be considered independent if he or she fails to satisfy the standards of independence set forth in (a) section 10A(m)(3) of the Securities Exchange Act of 1934 (15 U.S.C. 78f(m)(3)), (b) Securities and Exchange Commission (SEC) Rule 10A-3(b) (17 CFR 240.10A-3(b)), and (c) Rule 4200(a) of the National Association of Securities Dealers, Inc. (NASD), whether because he or she accepts consulting, advisory, or other compensatory fees from the Company or any subsidiary, or because he or she is an affiliated person of the Company or a subsidiary, or for other reasons under those laws. No member of the Committee may accept any consulting, advising, or other compensatory fee from the Company except for service on the board of directors or a committee or committees of the board.
     The members of the Committee shall be appointed by the Board. The members shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed and qualified. No member of the Committee shall be removed except by majority vote of the Independent Directors of the Board then in office. Notwithstanding anything contained herein to the contrary, it shall be the responsibility of each Independent Director to disclose immediately to the Committee any relationship that, either in fact or in appearance, may affect such Director’s qualification as an Independent Director or that might impact the independent judgment of the Director in their services as a member of the Committee.
RESPONSIBILITIES
     To fulfill its purposes, the Committee shall:
1.	Identify and evaluate prospective candidates for the Board, including those individuals properly nominated by shareholders. In selecting nominees, the Committee may consider whether a current Board member wishes to be re-elected and, if a new nominee is needed, the skills and experience desired in a new director, such as community involvement, marketing or sales experience, financial expertise, business experience, technological

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knowledge or business development expertise. The Committee shall look for candidates who, both individually and as a group:
a.	meet the Company’s strategic needs and will be most effective in meeting the long term interests of the Company and its shareholders;

b.	possess the highest personal values, judgment and integrity;

c.	have an understanding of the regulatory and policy environment in which the Company operates; and

d.	have diverse experience in the key business, financial and other challenges that face the Company.
2.	Recommend to the Board a slate of potential nominees to be proposed at the Company’s annual meeting of shareholders, including the nomination of incumbent directors for re-election, as appropriate.

3.	Consider and recommend to the Board the appropriate size of the Board and retirement and other tenure policies for directors.

4.	Review the structure and composition of the Board’s other committees and make recommendations to the Board with respect to such matters.

5.	Review directorships in other public companies held by or offered to directors of the Company.

6.	Recommend to the Board corporate governance guidelines for the Company and from time to time review and assess the guidelines and recommend changes for approval by the Board.

7.	Consider and advise the Board on other matters relating to the affairs or governance of the Board.

8.	Recommend to the Board the adoption of a code of ethics and business conduct, and from time to time review and assess the code and recommend changes for approval by the Board.

9.	Oversee a periodic evaluation of the performance of the Board, including individual members of the Board, and discuss the evaluation with the full Board.

10.	Evaluate annually the performance of the Committee and the adequacy of the Committee’s charter.

11.	Review senior management membership on outside boards.

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OUTSIDE ADVISORS
     The Committee shall have the authority to retain such outside counsel, experts, and other advisors, including search firms to identify director candidates, as it determines appropriate to assist it in the full performance of its functions.
MEETINGS
     The Committee shall meet as often as it deems necessary or appropriate and at such times and places as it may determine. A majority of the Committee shall constitute a quorum. Meetings of the Committee may be held through any communications equipment if all persons participating can hear each other, and participation in a meeting pursuant to this provision shall constitute presence at such meeting. Minutes shall be kept and provided to the Board. The Committee shall make reports to the Board on its activities at such times as the Committee deems appropriate.

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REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
UNITED COMMUNITY FINANCIAL CORP.
UNITED COMMUNITY FINANCIAL CORP. 2006 ANNUAL MEETING Of SHAREHOLDERS
April 27, 2006
     The undersigned shareholder of United Community Financial Corp. (“UCFC”) hereby constitutes and appoints David G. Lodge and Patrick A. Kelly, or either of them, as the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of UCFC to be held at Mr. Anthony’s, 7440 South Avenue, Boardman, Ohio , on April 27, 2006, at 10:00 a.m. Eastern Time (the “Annual Meeting”), all of the shares of UCFC which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:
1.	The reelection of three directors for terms expiring in 2009:

☐	FOR all nominees listed below (except as marked to the contrary below):	☐	WITHHOLD authority to vote for all nominees listed below:
Richard M. Barrett
Thomas J. Cavalier
Douglas M. McKay
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below).

2.	The ratification of the selection of Crowe Chizek and Company LLC, certified public accountants, as the auditors of UCFC for the current fiscal year.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” the nominees and the proposals listed above.
IMPORTANT: Please sign and date this Proxy on the reverse side.

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     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR proposals 1 and 2.
     All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2006 Annual Meeting of Shareholders of UCFC and of the accompanying Proxy Statement is hereby acknowledged.

☐	In order to accommodate all shareholders, please check if you plan on attending the Annual Meeting.
     Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.

Signature	Signature

Print or Type Name	Print or Type Name

Dated:	Dated:

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE USA.

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